Exhibit 10.2
ROGERS CORPORATION
2019 LONG-TERM EQUITY COMPENSATION PLAN

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
Rogers Corporation (the “Company”) hereby grants to <first_name> <last_name> (the “Grantee”) <shares_awarded> Restricted Stock Units (this “Award”) under Article 8 of the Rogers Corporation 2019 Long-Term Equity Compensation Plan, as amended (the “Plan”). This Time-Based Restricted Stock Unit Award Agreement (referred to below as the “Agreement”) entitles the Grantee to payment in the form of Shares upon satisfying the vesting conditions described below. The number of Restricted Stock Units subject to this Agreement shall be subject to adjustment as provided under Section 2.2 of the Plan. This Award is granted as of <award_date> (the “Grant Date”).
1.By clicking the applicable acceptance box on the Charles Schwab & Co., Inc. (“Charles Schwab”) website, the Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan. The Grantee acknowledges that the Grantee has carefully reviewed this Agreement and all materials incorporated herein by reference, including the Plan. Unless otherwise indicated below, capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.
2.Acceptance of Award. The Grantee shall have no rights with respect to this Agreement unless the Grantee shall have accepted this Agreement in the manner described in the immediately preceding paragraph prior to the close of business on the 90th day after the Grant Date.
3.Vesting.
(a)The total number of Restricted Stock Units subject to this Award shall vest in equal one-third increments on each of the first three (3) anniversaries of the 28th day of the month in which the Grant Date falls, provided that the Grantee is then employed by the Company or an Affiliate. Except to the extent provided in Section 3(b) below, Restricted Stock Units that are unvested as of the date of the Grantee’s separation from service for any reason shall be forfeited. Each date on which Restricted Stock Units vest under this Section 3(a) is referred to below as a “Vesting Date.”
(b)Separation from Service.
(i)In the event of the Grantee’s separation from service (x) at any time while the Award remains outstanding, due to the Grantee’s death or Disability or (y) after the first Vesting Date, due to the Grantee’s Qualified Retirement, a “Pro-Rata Percentage” of the total number of Restricted Stock Units subject to this Award will be immediately vested as of the date of such separation from service.
(ii)For purposes of this Section 3(b), “Pro-Rata Percentage” is equal to one-third of the total number of Restricted Stock Units subject to this Award multiplied by a fraction:
a.the numerator of which shall equal the number of days that the Grantee was employed by the Company or its Affiliates since the Grant Date (if the

Grantee’s separation from service occurs before the first Vesting Date) or since the most recent Vesting Date (if the Grantee’s separation from service occurs after the first Vesting Date), and
b. the denominator of which shall equal the number of days from the Grant Date to the first Vesting Date (if the Grantee’s separation from service occurs before the first Vesting Date) or the number of days from the most recent Vesting Date to the next Vesting Date (if the Grantee’s separation from service occurs after the first Vesting Date).
(iii)For purposes of this Agreement, “Disability” shall mean that the Grantee is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under a Company or Affiliate employee accident and health plan, each of clauses (i) and (ii) as reasonably determined by the Committee. In addition, the Committee may determine that the Grantee has incurred a Disability if the Grantee is considered “totally disabled” by the Social Security Administration.
(iv)For purposes of this Agreement, “Qualified Retirement” means separation from service after the first Vesting Date, if the Grantee has attained sixty years of age and has completed at least five years of vesting service. For avoidance of doubt, it is not necessary to complete five years of vesting service prior to attaining age sixty in order to meet the criteria for Qualified Retirement. For purposes of this Agreement, “years of vesting service” shall be determined in the same manner as provided for under the 401(k) plan maintained by the Company as in effect on the Grant Date.
(v)Notwithstanding anything to the contrary in the Rogers Corporation Severance Plan or any other severance plan maintained by the Company, in the event of the Grantee’s separation from service due to a termination by the Company without Cause or a resignation by the Grantee for good reason, the Grantee will forfeit any Restricted Stock Units that are unvested as of such date, unless the Grantee is party to an agreement with the Company that explicitly provides otherwise.
4.Settlement of Restricted Stock Units. The Company shall deliver or cause to be delivered to or on the behalf of the Grantee a Share with respect to each Restricted Stock Unit that becomes vested in accordance with Section 3 above as soon as administratively practicable following the date upon which such Restricted Stock Unit becomes vested, but in no event later than the expiration of the short-term deferral period after which such Restricted Stock Unit ceases to be subject to a substantial risk of forfeiture. The Grantee shall have no right to direct the Company as to when Shares shall be delivered under this Award. The Grantee shall have no rights of a shareholder with respect to any Shares subject to the Restricted Stock Units until such time, if any, as such Shares are actually delivered. Vested Shares to be delivered due to death shall be paid to the Grantee’s Beneficiary designated in accordance with Section 18 below.
5.Dividends. The Grantee shall also be paid cash in an amount equal to (a) the dollar value of cash dividends paid by the Company per Share during the period starting on the

Grant Date and ending on the date Shares are actually delivered to the Grantee under the terms of this Agreement, multiplied by (b) the number of Shares vested under this Agreement (but excluding any vested Shares that have been previously delivered to the Grantee). Any such dividends shall be paid to the Grantee, without interest, on the date such Shares are actually delivered to the Grantee under the terms of this Agreement.
6.Change in Control. Restricted Stock Units shall not automatically vest upon a Change in Control; instead, accelerated vesting of all or part of this Award in connection with a Change in Control shall only apply as provided in Section 11.10 of the Plan. Each Restricted Stock Unit that vests in connection with a Change in Control (including on account of a separation from service after a Change in Control in accordance with Section 11.10 of the Plan) shall be paid as soon as practicable following the date upon which such Restricted Stock Unit becomes vested, but in no event later than the expiration of the short-term deferral period after which such Restricted Stock Unit ceases to be subject to a substantial risk of forfeiture. In the event that Shares cease to exist before the Award is settled, payment shall be made in cash in an amount equal to the payment that would have been made if the Award had been settled on the date of the Change in Control.
7.Compensation Recovery. In consideration for the grant of this Award, the Grantee agrees to be subject to (i) the Company’s Compensation Recovery Policy, as may be amended or otherwise modified from time to time, and any other compensation, clawback, recoupment or similar policy covering the Grantee that the Company may adopt from time to time and (ii) to such other clawbacks as may be required by applicable law ((i) and (ii) together, the “Clawback Provisions”). The Grantee understands that the Clawback Provisions are not limited in their application to this Award, or to amounts received in connection with this Award. For avoidance of doubt, compensation recovery rights with respect to Shares delivered under this Agreement may extend to any proceeds realized by the Grantee upon the sale or other transfer of such Shares.
8.Other Company Policies. The Grantee agrees, in consideration for the grant of the Award, to be subject to any policies of the Company and its Affiliates regarding stock ownership, securities trading and hedging or pledging of securities that may be in effect from time to time.
9.Tax Withholding. The Grantee hereby agrees to make appropriate arrangements with the Company for such tax withholding as may be required of the Company under applicable United States federal, state, local or foreign law on account of the Grantee’s rights under this Agreement. Subject to applicable law and Section 409A of the Code, the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. Unless otherwise determined by the Compensation and Organization Committee of the Board, the Grantee’s tax withholding obligations will be satisfied by withholding of Shares subject to the Award based on the fair market value of those Shares, as determined by the Company (but not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction).
10.The Plan. This Agreement is subject in all respects to the terms, conditions, limitations, and definitions contained in the Plan.

11.No Obligation to Continue Employment. Nothing in this Agreement or the Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company or any Affiliate shall continue to retain the services of the Grantee, nor shall this Agreement or the Plan affect in any way the right of the Company or any Affiliate to terminate the services of the Grantee as an employee or otherwise at any time and for any reason. By executing this Agreement, Grantee acknowledges and agrees that Grantee’s service relationship with the Company or any Affiliate is “at will.” No change of Grantee’s duties to the Company or any Affiliate shall result in, or be deemed to be, a modification of any of the terms of this Agreement or the Plan.
12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and, except as otherwise provided in Section 16 below, shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
13.Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to any choice of law rules thereunder.
14.Arbitration. Any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, other than the injunctive relief described below in this paragraph, will be settled exclusively by arbitration, conducted before a single arbitrator in Maricopa County, Arizona in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS (“JAMS”). The decision of the arbitrator will be final and binding upon the parties thereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Either party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the U.S. Federal Arbitration Act or applicable state law. The Company and the Grantee will share the JAMS administrative fees, the arbitrator’s fee and expenses. Each party shall be responsible for such party’s attorneys’ fees.
15.Waiver of Jury Trial.
IF THE AGREEMENT TO ARBITRATE CONTAINED IN SECTION 14 ABOVE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE GRANTEE AND THE COMPANY WAIVE AND COVENANT THAT THE GRANTEE AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THE AWARD OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE GRANTEE MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE GRANTEE, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING

WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS AWARD AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THE AWARD WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
16.Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Grantee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, the Plan, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms, notices and other communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Grantee may be made via a Company e-mail system, by reference to a location on a Company intranet site to which the Grantee has access, or by a website maintained by a third party engaged to provide administrative services related to the Plan.
17.Electronic Signature. The parties may execute and deliver this Agreement and any documents now or hereafter executed and delivered in connection with this Agreement using procedures now or hereafter established by the Company for electronic signature and document delivery. The Grantee’s electronic signature shall be the same as, and shall have the same force and effect as, the Grantee’s manual signature. For the avoidance of doubt, the Grantee’s clicking on the applicable acceptance box on the Charles Schwab website shall be deemed to constitute the Grantee’s electronic execution and delivery of this Agreement. Any procedures for electronic signature and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
18.Beneficiary Designation. The Grantee may designate Beneficiary(ies) to whom shall be transferred any rights under this Agreement which survive the Grantee’s death. The beneficiary designation form can be found at the Charles Schwab Equity Award Center website (https://www.schwab.com/public/eac/home) or obtained by contacting the Company’s Director, Compensation and Benefits. In the absence of an effective beneficiary designation in accordance with the terms of the Plan and this Agreement, the Grantee acknowledges that any rights under this Agreement that survive the Grantee’s death shall be rights of the Grantee’s estate notwithstanding any other agreements or documents (including the Grantee’s will) to the contrary.
19.Section 409A. Payments under this Agreement are intended to be exempt from or to comply with Section 409A of the Code (“Section 409A”). To the maximum extent permitted, this Agreement shall be limited, construed and interpreted in accordance with such intent. The Company reserves the right to terminate this arrangement in a manner consistent with Section 409A (including, if applicable, Treas. Reg. § 1.409A-3(j)(4)(ix)). Notwithstanding anything herein to the contrary, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) is necessary to avoid the application of an additional tax under Section 409A, Shares or other amounts that are otherwise issuable or payable upon the Grantee’s “separation from service” (within the meaning of Section 409A) will be deferred (without interest) and issued or paid immediately following that six-month period (or if sooner, upon the Grantee’s death). Notwithstanding any other provision of this Award, to the extent provided in Prop.

Treas. Reg. § 1.409A-1(b)(4)(ii), Treas. Reg. § 1.409A-2(b)(7)(ii) or any successor provision, the Company may delay settlement of the Award if it reasonably determines that such settlement would violate federal securities laws or any other applicable law. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A, and accordingly each installment payment shall at all times be considered a separate and distinct payment. The Company shall have no liability to the Grantee or otherwise if any amounts paid or payable hereunder are subject to Section 409A or the additional tax thereunder.
20.Securities Matters. The Company shall not be required to issue or deliver any Shares under this Award until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
21.Entire Agreement. This Award constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Award.
22.Acknowledgment of Non-Reliance. Except for those representations and warranties expressly set forth in this Agreement, the Grantee hereby disclaims reliance on any and all representations, warranties, or statements of any nature or kind, express or implied, including, but not limited to, the accuracy or completeness of such representations, warranties, or statements.
23.Amendment. The Committee shall have the exclusive authority to amend this Agreement, provided that no amendment of this Agreement shall, without the written consent of the Grantee, adversely affect, as shall be determined by the Committee, the rights of the Grantee hereunder. Any amendment to this Agreement shall not be valid unless made in writing and signed by the person or persons to be bound thereby.
24.Personal Information. The Grantee hereby acknowledges and agrees that the personal data necessary to administer the Plan may be transferred from any direct or indirect subsidiary of the Company to the Company, and/or a securities brokerage firm and/or any other entity responsible for administering the accounts of participants of the Plan. Some of these entities may be located in countries whose privacy and data protection laws may not be equivalent to those in the Grantee’s country of residence. Such data may include the Grantee’s name, position, address, date of birth and all other data necessary to prove the Grantee’s eligibility to receive Shares and the data necessary to calculate any tax withholdings. Grantee may request access to and, where shown to be incorrect, correct the personal data.
[Signature page follows.]

ROGERS CORPORATION

By:
Name:
Title:

Accepted and Agreed by:

GRANTEE

Name: <first_name> <last_name>
By clicking the applicable acceptance box on the Charles Schwab & Co., Inc. website, the Grantee acknowledges receipt of this Agreement and agrees to its terms and conditions.